                                                                    EXHIBIT 8(x)

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this ____ day of ________, 200_, by and among Janus Investment Fund, a Massachusetts business trust, with its principal place of business at 100 Fillmore Street, Denver, Colorado 80206-4923 (the "Acquiring Trust"), with respect to Janus Small Cap Value Fund, a newly created shell series of the Acquiring Trust (the "Acquiring Fund"), and Berger Omni Investment Trust, a Massachusetts business trust, with its principal place of business at 210 University Boulevard, Denver, Colorado 80206 (the "Selling Trust"), with respect to Berger Small Cap Value Fund, a series of the Trust (the "Selling Fund"), and Janus Capital Management LLC ("Janus"), the investment adviser to the Acquiring Fund (for purposes of paragraph 9.1 of the Agreement only).

         The Selling Fund intends to change its identity through a "reorganization" within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all of the assets of the Selling Fund in exchange for full and fractional Investor and Institutional Shares of beneficial interest, $.01 par value per share, of the Acquiring Fund ("Acquiring Fund Shares") to be issued by the Acquiring Trust, having an aggregate number equal to the respective number of Investor and Institutional Shares of the Selling Fund then outstanding, and having an aggregate net asset value equal to the net asset value of the Selling Fund; (ii) the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund; and (iii) the distribution, after the Closing Date (as defined in paragraph 3.1) hereinafter referred to, of the Acquiring Fund Shares to the shareholders of the Selling Fund and the termination, dissolution and complete liquidation of the Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

         WHEREAS, the Acquiring Fund and the Selling Fund are separate series of the Acquiring Trust and Selling Trust, respectively, and the Acquiring Trust and the Selling Trust are open-end, registered management investment companies and the Selling Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

         WHEREAS, the Acquiring Fund was established by the Acquiring Trust for the purpose of acquiring the assets of the Selling Fund, and is authorized to issue its shares of beneficial interest (although none have been issued);

         WHEREAS, the Trustees of the Acquiring Trust have determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund;

         WHEREAS, the Trustees of the Selling Trust have determined that the Reorganization, with respect to the Selling Fund, is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization;


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         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I

        TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND THE ASSUMPTION OF THE SELLING FUND'S LIABILITIES
                       AND LIQUIDATION OF THE SELLING FUND

         1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Selling Fund the number of full and fractional Acquiring Fund Shares equivalent in number and in value to the Selling Fund shares outstanding immediately prior to the closing (the "Closing") provided for in paragraph 3.1; and (ii) to assume all of the liabilities of the Selling Fund. Such transactions shall take place at the Closing.

         1.2 ASSETS TO BE ACQUIRED. The assets of the Selling Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date.

         The Selling Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Selling Fund's assets as of the date of such statements. The Selling Fund hereby represents that, as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Selling Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.

         1.3 LIABILITIES TO BE ASSUMED. The Acquiring Fund shall assume all of the Selling Fund's liabilities, debts, obligations and duties of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date and whether or not specifically referred to in this Agreement. The Selling Fund's liabilities specifically include obligations to the independent Trustees of the Selling Trust under any deferred compensation plan.

         1.4 STATE FILINGS. Prior to the Closing Date, the Selling Trust shall make any filings with the Commonwealth of Massachusetts that may be required under the laws of the Commonwealth of Massachusetts, effective as of the Closing Date.

         1.5 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable, but in no event later than 12 months after the Closing Date (the "Liquidation Date"): (a) the Selling Fund will distribute in complete liquidation of the Selling Fund, pro rata to its shareholders of record, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1) (the "Selling Fund Shareholders"), all of the


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Acquiring Fund Shares received by the Selling Fund pursuant to paragraph 1.1;
and (b) the Selling Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.9 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. The Acquiring Fund shall assume the share records received from the Selling Fund are valid, current and accurate and that such transfers to shareholders are valid, proper and correct. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

         1.6 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued simultaneously to the Selling Fund, in an amount equal in number and in value to the aggregate net asset value of the Selling Fund's shares, to be distributed to Selling Fund Shareholders. Shareholders of record of Investor Shares of the Selling Fund will receive Investor Shares of the Acquiring Fund and shareholders of Institutional Shares of the Selling Fund will receive Institutional Shares of the Acquiring Fund.

         1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

         1.8 REPORTING RESPONSIBILITY. Any reporting responsibility of the Selling Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Selling Fund.

         1.9 TERMINATION AND DISSOLUTION. The Selling Fund shall be terminated and dissolved promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.5.

         1.10 BOOKS AND RECORDS. All books and records of the Selling Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

                                   ARTICLE II

                                    VALUATION

         2.1 VALUATION OF ASSETS. The value of the Selling Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets as of the close of


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regular trading on the New York Stock Exchange ("NYSE") on the business day immediately prior to the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the trust instrument of the Selling Trust and the Selling Fund's then-current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

         2.2 VALUATION OF SHARES. The net asset value per share of Acquiring Fund Shares shall be the net asset value per share of the Selling Fund on the Valuation Date, using the valuation procedures set forth in the Selling Trust's trust instrument and the Selling Fund's then-current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

         2.3 SHARES TO BE ISSUED. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund's assets shall be equal to the number of Selling Fund shares outstanding on the Valuation Date.

         2.4 DETERMINATION OF VALUE. All computations of value shall be made by or under the direction of each Fund's respective accounting agent, if applicable, in accordance with its regular practice and the requirements of the 1940 Act.

                                   ARTICLE III

                          CLOSING AND THE CLOSING DATE

         3.1 CLOSING DATE. The Closing shall occur on March 24, 2003, or such other date(s) as the parties may agree to in writing (the "Closing Date"). Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place as of immediately after the close of regular trading on the Valuation Date. The Closing shall be held at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601, or at such other time and/or place as the parties may agree.

         3.2 CUSTODIAN'S CERTIFICATE. The Selling Fund shall cause its Custodian, State Street Bank and Trust Company (the "Custodian"), to deliver at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund.

         3.3 EFFECT OF SUSPENSION IN TRADING. In the event that, on the Valuation Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Selling Fund are purchased or sold shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.


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


         3.4 TRANSFER AGENT'S CERTIFICATE. The Selling Fund shall cause its transfer agent, DST Systems, Inc., to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Selling Fund Shareholders as of the Closing Date, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause Janus Services LLC, its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Selling Trust or provide evidence satisfactory to the Selling Fund that the Acquiring Fund Shares have been credited to the Selling Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS OF THE SELLING FUND. The Selling Trust, on behalf of the Selling Fund, represents and warrants to the Acquiring Trust, on behalf of the Acquiring Fund, as follows:

                  (a) The Selling Fund is a legally designated, separate series of a business trust that is duly organized, validly existing and in good standing under laws of the Commonwealth of Massachusetts.

                  (b) The Selling Trust is registered as an open-end management investment company under the 1940 Act, and the Selling Trust's registration with the Commission as an investment company under the 1940 Act is in full force and effect.

                  (c) The current prospectus and statement of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The Selling Fund is not in violation of, and the execution, delivery and performance of this Agreement (subject to shareholder approval) will not result in the violation of, any provision of the Selling Trust's trust instrument or bylaws or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Fund is a party or by which it is bound.

                  (e) The Selling Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged or reflected in the Statement of Assets and Liabilities as provided in paragraph
1.2 hereof.

                  (f) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding or investigation of or before any court or

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governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

                  (g) The financial statements of the Selling Fund as of September 30, 2002 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of September 30, 2002, and there are no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

                  (h) Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in the Selling Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Selling Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this paragraph (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

                  (i) All federal and other tax returns and reports of the Selling Fund required by law to be filed have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Selling Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

                  (j) All issued and outstanding shares of the Selling Fund are duly and validly issued and outstanding, fully paid and nonassessable by the Selling Fund. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Selling Fund's transfer agent as provided in paragraph 3.4. The Selling Fund has no outstanding options, warrants or other rights to subscribe for or purchase any of the Selling Fund shares and has no outstanding securities convertible into any of the Selling Fund shares.

                  (k) At the Closing Date, the Selling Fund will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Acquiring Fund has received notice, and, upon delivery and payment for such assets and the filing of any documents that may be required under Massachusetts state law, the Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act and other than as disclosed to and accepted by the Acquiring Fund.

                  (l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund. Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

                  (m) The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

                  (n) From the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Selling Trust with respect to the Selling Fund for use in the Proxy Materials (as defined in paragraph 5.8) or any other materials provided in connection with the Reorganization does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

                  (o) The Selling Fund has elected to qualify and has qualified as a "regulated investment company" under the Code (a "RIC") as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.

                  (p) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act or Massachusetts state law for the execution of this Agreement by the Selling Trust, for itself and on behalf of the Selling Fund, except for the filing of any documents that may be required under Massachusetts law and except for such other consents, approvals, authorizations and filings as have been made or received and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Selling Fund as described in paragraph 5.2.

         4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Selling Trust, on behalf of the Selling Fund, as follows:

                  (a) The Acquiring Trust is registered as an open-end management investment company under the 1940 Act, and the Acquiring Trust's registration with the Commission as an investment company under the 1940 Act is in full force and effect.

                  (b) Before the Closing Date, the Acquiring Fund will be a duly established and designated series of the Acquiring Trust, a business trust that is duly organized, validly

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existing and in good standing under the laws of the Commonwealth of
Massachusetts, and will have power to carry on its business as it is now being conducted and to carry out this Agreement.

                  (c) The Acquiring Fund has not commenced operations and will not do so until after the Closing.

                  (d) The Acquiring Fund is not in violation of, and the execution, delivery and performance of this Agreement will not result in a violation of, the Acquiring Trust's trust instrument or bylaws or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound.

                  (e) Except as otherwise disclosed in writing to and accepted by the Selling Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

                  (f) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

                  (g) Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares and will be fully paid and nonassessable.

                  (h) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

                  (i) From the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Acquiring Trust with respect to the Acquiring Fund for use in the Proxy Materials (as defined in paragraph 5.8), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

                  (j) The Acquiring Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements of Subchapter M for qualification and treatment as a RIC for its taxable year that includes the Closing Date and shall continue to qualify as a RIC under the Code.

                  (k) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts state law for the execution of this Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring Fund, except for the filing of any documents that may be required under Massachusetts state law and such other consents, approvals, authorizations and filings as have been made or received and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

                  (l) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and any state blue sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

                                    ARTICLE V

              COVENANTS OF THE ACQUIRING FUND AND THE SELLING FUND

         5.1 OPERATION IN ORDINARY COURSE. Subject to paragraph 8.5, the Selling Fund will operate its business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

         5.2 APPROVAL OF SHAREHOLDERS. The Selling Trust will call a special meeting of Selling Fund Shareholders to consider and act upon this Agreement (or transactions contemplated hereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

         5.3 INVESTMENT REPRESENTATION. The Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

         5.4 ACCESS TO BOOKS AND RECORDS. Upon reasonable notice, the Acquiring Trust's officers and agents shall have reasonable access to the Selling Fund's books and records necessary to maintain current knowledge of the Selling Fund and to ensure that the representations and warranties made by the Selling Fund are accurate.

         5.5 ADDITIONAL INFORMATION. The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund's shares.

         5.6 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Selling Fund will take or cause to be taken all action and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date. In particular, the Selling Fund covenants that it will, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of all the assets and otherwise to carry out the intent and purpose of this Agreement.

         5.7 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Selling Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Selling Trust's Treasurer.

         5.8 PREPARATION OF PROXY STATEMENT. The Selling Fund will prepare a proxy statement (the "Proxy Statement") on Schedule 14A of the 1934 Act relating to the transactions contemplated by this Agreement. The Proxy Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the Proxy Statement of the Selling Fund (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Selling Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

         5.9 LIABILITY INSURANCE. For the period beginning at the Closing Date and ending not less than five years thereafter, the Acquiring Trust, its successors or assigns shall provide, or cause to be provided, reasonable liability insurance covering the actions of the former independent trustees of the Selling Trust for the period they served as such. The Acquiring Trust shall ensure that the members of the newly created advisory board are covered persons under the current liability insurance policies of the Acquiring Trust for the duration of the advisory board and shall use commercially reasonable efforts to maintain such coverage for three years thereafter.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

         The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by the Acquiring Fund pursuant to this Agreement on or before the Closing Date and, in addition, subject to the following conditions:

         6.1 All representations, covenants and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the

Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Selling Fund a certificate executed in the Acquiring Fund's name by the Acquiring Trust's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

         6.2 The Selling Fund shall have received on the Closing Date an opinion of Vedder, Price, Kaufman & Kammholz, dated as of the Closing Date, in a form reasonably satisfactory to the Selling Fund, covering the following points:

                  (a) The Acquiring Trust is a business trust validly existing under the laws of the Commonwealth of Massachusetts.

                  (b) This Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Selling Trust, is a valid and binding obligation of the Acquiring Trust on behalf of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated herein will not, result in a violation of the Acquiring Trust's trust instrument or bylaws.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Selling Fund of all the obligations to be performed by the Selling Fund pursuant to this Agreement on or before the Closing Date and, in addition, shall be subject to the following conditions:

         7.1 All representations, covenants and warranties of the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Selling Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Selling Fund's name by the Selling Trust's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

         7.2 The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund's assets and liabilities, together with a list of the Selling Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Selling Trust.

         7.3 The Acquiring Fund shall have received on the Closing Date an opinion of Vedder, Price, Kaufman & Kammholz, dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Fund, covering the following points:

                  (a) The Selling Trust is a business trust validly existing under the laws of the Commonwealth of Massachusetts.

                  (b) This Agreement has been duly authorized, executed and delivered by the Selling Trust on behalf of the Selling Fund and, assuming due authorization, execution and delivery of this Agreement by the Acquiring Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the Selling Trust on behalf of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Selling Trust's trust instrument (assuming shareholder approval has been obtained) or bylaws.

                                  ARTICLE VIII

          FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
                              FUND AND SELLING FUND

         If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Selling Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

         8.1 This Agreement and the transactions contemplated herein, with respect to the Selling Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with the provisions of the Selling Trust's trust instrument and bylaws, applicable Massachusetts state law and the 1940 Act. Certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 8.1.

         8.2 The Acquiring Trust, on behalf of and with respect to the Acquiring Fund, shall have entered into or adopted any and all agreements necessary for the Acquiring Fund's operation as a series of an open-end investment company.

         8.3 Before the Closing, the shareholders of the Selling Trust shall have elected a new board of Trustees, as specified in the Proxy Statement, to take office immediately prior to the Closing and will serve until the Closing of the Reorganization.

         8.4 Immediately upon delivery to the Selling Fund of the Acquiring Fund Shares, the individual Trustees of the Selling Fund or any officer duly authorized by them, on the Acquiring Fund's behalf as the then sole shareholder of the Acquiring Fund, shall have voted for the following as approved by Selling Fund Shareholders: (i) ratification as Trustees of the Acquiring

Trust the persons who currently serve as Trustees of the Selling Trust; (ii) an investment advisory agreement with Janus; (iii) a sub-advisory agreement between Janus and Perkins, Wolf, McDonnell and Company and a new sub-advisory agreement between Janus and a newly formed subsidiary of Perkins, Wolf, McDonnell and Company; and (iv) the adoption of revised fundamental policies as described in the Proxy Statement distributed in connection with the special meeting of Selling Fund Shareholders.

         8.5 All required consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary "no-action" positions and exemptive orders from such federal authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that either party hereto may waive any such conditions for itself.

         8.6 The post-effective amendment to the Acquiring Trust's Registration Statement on Form N-1A relating to the Acquiring Fund under the 1933 Act and the 1940 Act, as applicable, shall have become effective, and any additional post-effective amendments to such Registration Statement as are determined by the Trustees of the Acquiring Trust to be necessary and appropriate shall have been filed with the Commission and shall have become effective. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         8.7 The parties shall have received an opinion of Vedder, Price, Kaufman & Kammholz addressed to the Acquiring Fund and the Selling Fund substantially to the effect that, based on certain facts, assumptions and representations of the parties, for federal income tax purposes:

                  (a) the transfer of all of the Selling Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund (followed by the distribution of Acquiring Fund Shares to the Selling Fund Shareholders in dissolution and liquidation of the Selling Fund) will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (b) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund;

                  (c) no gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to the Selling Fund Shareholders in exchange for such shareholders' shares of the Selling Fund;

                  (d) no gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares for Acquiring Fund Shares in the Reorganization;

                  (e) the aggregate tax basis of Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Fund Shares to be received by the Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder, provided the Selling Fund shares are held as capital assets at the time of the Reorganization; and

                  (f) the tax basis of the Selling Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately before the Reorganization. The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

         Such opinion shall be based on customary assumptions and such representations as Vedder, Price, Kaufman & Kammholz may reasonably request, and the Selling Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the condition set forth in this paragraph 8.7.

         8.8 The Acquiring Trust's Trustees shall have approved the establishment of an advisory board comprised of at least four of the former independent Trustees of the Selling Trust.

                                   ARTICLE IX

                                    EXPENSES

         9.1 Janus will pay reasonable expenses associated with the Acquiring Fund's and the Selling Fund's participation in the Reorganization, including but not limited to: (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund (including fees of counsel to, and independent consultants retained by, the independent Trustees); (f) solicitation costs of the transaction; (g) fees payable to the independent Trustees for participation in any special meetings related to the Reorganization; and (h) other related administrative or operational costs, including the cost (if any) of continuation of directors' and officers'/errors and omissions insurance for the independent Trustees of the Selling Trust and obtaining directors' and officers'/errors and omissions insurance for the advisory board contemplated by paragraph 8.8.

         9.2 The Acquiring Trust and the Selling Trust, on behalf of the Acquiring Fund and the Selling Fund, respectively, represent and warrant that they have no obligations to pay any brokers' or finders' fees in connection with the transactions provided for herein.

                                    ARTICLE X

                    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1 The Acquiring Trust, on behalf of the Acquiring Fund, and the Selling Trust, on behalf of the Selling Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

         10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date and the obligations of the Acquiring Fund in paragraph 5.6 shall continue in effect beyond the consummation of the transactions contemplated hereunder.

                                   ARTICLE XI

                                   TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Acquiring Trust and the Selling Trust. In addition, either Acquiring Trust or the Selling Trust may at its option terminate this Agreement with respect to the Reorganization at or before the Closing Date due to:

                  (a) a breach by the other of any representation, warranty or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days; or

                  (b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met if it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund, the Selling Fund, the Acquiring Trust or the Selling Trust, or their respective Trustees or officers, to the other party or its Trustees or officers. In the event of willful default, all remedies at law or in equity of the party adversely affected shall survive.

                                   ARTICLE XII

                                   AMENDMENTS

         12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Trust and the Selling Trust as specifically authorized by their respective Board of Trustees; provided, however, that, following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such Shareholders without their further approval.

                                  ARTICLE XIII

               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                             LIMITATION OF LIABILITY

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         13.5 It is expressly agreed that the obligations of the Acquiring Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Acquiring Trust personally, but shall bind only the trust property of the Acquiring Fund, as provided in the trust instrument of the Acquiring Trust. Moreover, no series of the Acquiring Trust other than the Acquiring Fund shall be responsible for the obligations of the Acquiring Trust hereunder, and all persons shall look only to the assets of the Acquiring Fund to satisfy the obligations of the Acquiring Fund hereunder. The execution and delivery of this Agreement have been authorized by the Trustees of the Acquiring Trust on behalf of the Acquiring Fund and signed by authorized officers of the Acquiring Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquiring Fund as provided in the trust instrument of the Acquiring Trust.

         13.6 It is expressly agreed that the obligations of the Selling Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Selling Trust personally, but shall bind only the trust property of the Selling Fund, as provided in the trust instrument of the Selling Trust. Moreover, no series of the Selling Trust other than the Selling Fund shall be responsible for the obligations of the Selling Trust hereunder, and all persons shall look only to the assets of the Selling Fund to satisfy the obligations of the Selling Fund hereunder. The execution and delivery of this Agreement have been authorized by the Trustees of the Selling Trust on behalf of the Selling Fund and signed by authorized officers of the Selling Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Selling Fund as provided in the trust instrument of the Selling Trust.

                                   ARTICLE XIV

                                     NOTICES

         14.1 Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed duly given if delivered by hand

(including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Selling Trust, 210 University Boulevard, Denver, Colorado 80206, Attention: General Counsel, or to the Acquiring Trust, 100 Fillmore Street, Denver, Colorado 80206, Attention: General Counsel, or to any other address that the Selling Trust or the Acquiring Trust shall have last designated by notice to the other party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                            JANUS INVESTMENT FUND

                                            By:
                                                ----------------------------
                                            Name:
                                            Title: President

ACKNOWLEDGED:


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

                                            BERGER OMNI INVESTMENT TRUST


                                            By:
                                                ----------------------------
                                            Name:
                                            Title: President
ACKNOWLEDGED:

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

                                            The Undersigned is a party to this
                                            Agreement for the purposes of
                                            paragraph 9.1 only:

                                            JANUS CAPITAL MANAGEMENT LLC


                                            By:
                                                ----------------------------
                                            Name:
                                            Title:
ACKNOWLEDGED:

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------